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                                                                    Exhibit 9.2



                               [Letterhead]



                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70056) pertaining to the 2001 Share Option Plan of World Gaming Plc (formerly Starnet Communications International Inc.) of our report dated June 30, 1999, with respect to the consolidated financial statements in the Annual Report (Form 20-F) for the year ended April 30, 2001.



Vancouver, Canada                                       /s/ Ernst & Young LLP
October 30, 2001                                        Chartered Accountants